Exhibit 16.1 - Letter regarding Change in Certifying Accountant

                MERDINGER, FRUCHTER, ROSEN & COMPANY, P.C.
                      CERTIFIED PUBLIC ACCOUNTANTS
                          888 SEVENTH AVENUE
                          NEW YORK, NY 10106
                               --------
                         TEL.: (212) 757-8400
                         FAX: (212) 757-6124


Securities and Exchange Commission
450 5th Street NW
Washington, DC 20549

Gentlemen:

We have read and agree with the representations in Item 4 of Form 8-K of World Information Technology, Inc. (formerly known as EZ Travel, Inc.) dated February 14, 2003 relating to Merdinger, Fruchter, Rosen & Company, P.C.



                            /s/ Merdinger, Fruchter, Rosen, & Company, P.C. MERDINGER, FRUCHTER, ROSEN & COMPANY, P.C. Certified Public Accountants


New York, New York
February 20, 2003